STOCK PURCHASE AGREEMENT BETWEEN
                   SEAHAWK DEEP OCEAN TECHNOLOGY, INC. AND
                       DREXEL AQUA TECHNOLOGIES, INC.
                           DATED MARCH 23 ,1999

WHEREAS, Seahawk Deep Ocean Technology, Inc. 5102 South Westshore Boulevard, Tampa Fl 33611 (SDOT) is a publicly held Colorado corporation based in Florida; and

WHEREAS, Drexel Aqua Technologies, Inc. 47, Florida Street Farmingdale, NY 11735 (Drexel) is a privately held, Delaware corporation that owns all the outstanding share capital of Sindia Expedition, Inc. (SEI), a New Jersey corporation, and

WHEREAS, SEI is the sole owner of all rights to a shipwreck in Ocean City, New Jersey, known as the Sindia, and

WHEREAS, in accordance with the terms of a separate agreement of even date (the Merger Agreement) a copy of which is attached hereto as Exhibit I, SDOT has agreed to purchase SEI from Drexel, and

WHEREAS, In accordance with certain terms conditions, as hereinafter specified, Drexel agrees to purchase and SDOT agrees to sell 36,000,000 shares of SDOT's Series 2 Preferred Stock (the Stock)

NOW, THEREFORE, in consideration of the premises, which shall be deemed an integral part of this Agreement and not as mere recitals hereto, and in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree as follows:

1. CROSS AGREEMENT. This Agreement is subject to the execution of the Merger Agreement by both parties.

2.  THE STOCK.  The terms and rights attached to the Stock attached hereto as
Exhibit II

3. CONSIDERATION. The consideration for the Stock shall be $500,000 payable in ten equal monthly installments of $50,000, the first of which shall be on March 23, 1998 and the others shall be on or before the 23th day of each subsequent month.

4. APPOINTMENT OF DIRECTORS. On payment of the first installment, Drexel shall be entitled to appoint two directors to the Board of SDOT.

On payment of the second installment, Drexel shall be entitled to appoint a third director to the Board of SDOT.

On payment of the final installment, Drexel shall be entitled to appoint a fourth director to the Board of SDOT.

So long as Drexel are in compliance with this Agreement SDOT shall not appoint any directors to the Board other than pursuant to this clause 4.

5. TRANSFER OF TITLE. On payment of each installment, SDOT shall deliver to Drexel a share certificate in the name of Drexel for 3.6 million shares of Series 2 Preferred Stock.

6. RESTRICTION ON FURTHER STOCK ISSUES AND OTHER ACTIONS. After the receipt of the first installment, and so long as the installments have beep paid up to date, SDOT shall not for 10 months after the date of the first installment:
(i) make any further issues of stock without the written consent of Drexel, or
(ii) take any other action that will conflict with the terms of this Agreement.

7. THE DREXEL ACCOUNT AND USE OF CONSIDERATION. $25,000 of the first installment and all of the remaining installments shall be placed by SDOT into a separate bank account (the Drexel Account). Any payments from the Drexel Account shall be used only for current payroll, taxes, rent, administrative expenditures, audit fees, legal fees or the costs of holding a shareholders' meeting.

Any payments from the Drexel Account shall require one signature from a Drexel appointed director and one from an existing director.

8. CHOICE OF LAW. The parties agree that this Agreement shall be construed under the laws of the State of Florida, and any litigation of this Agreement shall take place in Hillsborough County Florida.

9. BINDING AGREEMENT; NONASSIGNABILITY. Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto; but none of the rights or obligations attaching to a party thereunder shall be assignable other than as specifically set forth herein.

10. ENTIRE AGREEMENT. This Agreement, and the other documents referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto.

11. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is determined to be illegal or invalid for any reason whatever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

12. HEADINGS. The headings of this Agreement are inserted for convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent hereof.

13. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. NOTICES. All notices provided for in this Agreement shall be by personal delivery or registered or certified mail, return receipt requested, cable, telex, facsimile, or other electronic means to the parties at their respective addresses set forth above. Except as otherwise specifically provided in this Agreement, all notices provided for in this agreement shall be effective when delivered, telegraphed or, if mailed, on the fifth day after posted by certified or registered mail, postage prepaid, return receipt requested.

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


     Agreed this 18th day of March 1999.

SDOT

SEAHAWK DEEP OCEAN TECHNOLOGY, INC

/s/ John T. Lawrence
John T Lawrence President

DREXEL

DREXEL AQUA TECHNOLOGIES, INC.

/s/ Dennis Parisi
Dennis Parisi, President




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